Exhibit 10.4

BATS GLOBAL MARKETS, INC.
THIRD AMENDED AND RESTATED
2012 EQUITY INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

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Subject to the terms and conditions set forth in this grant letter (the “Grant Letter”) and Exhibit A (the Grant Letter and Exhibit A together constituting this “Agreement”), BATS Global Markets, Inc., a Delaware corporation (the “Company”), has granted you as of the Grant Date set forth below an option to purchase Shares (the “Award”).  The Award is granted under and is subject to the BATS Global Markets, Inc. Third Amended and Restated 2012 Equity Incentive Plan (the “Plan”).  Unless defined in this Agreement, capitalized terms shall have the meanings assigned to them in the Plan.  In the event of a conflict among the provisions of the Plan, this Agreement and any descriptive materials provided to you, the provisions of the Plan shall control.

AWARD TERMS

PARTICIPANT:

GRANT DATE:

SHARES SUBJECT TO AWARD:

PER SHARE EXERCISE PRICE: $

VESTING TERMS:

Please review this Agreement and let us know if you have any questions about this Agreement, the Award or the Plan.  You are advised to consult with your own tax advisors in respect of any tax consequences arising in connection with this Award.

If you have questions please contact Thad Prososki, Director of Human Resources, via telephone at 913.815.7183, or via email at tprososki@bats.com.  If not, please sign and date this Agreement where indicated below.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

BATS GLOBAL MARKETS, INC.

By:
	Name:	Chris Concannon

	Title:	CEO

Name:

EXHIBIT A

BATS GLOBAL MARKETS, INC.
STOCK OPTION AWARD AGREEMENT

THIS AGREEMENT, made and entered into on the date of the Grant Letter, by and between BATS Global Markets, Inc., a Delaware corporation (the “Company”), and the individual listed in the Grant Letter as the Participant.

WHEREAS, the Participant has been granted the Award under the Plan;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the parties hereto agree as follows.

1.                                      Grant of Option.  The Company, pursuant to the Plan, hereby grants to Participant an option to purchase all or any part of the number of Shares set forth in the Grant Letter (“Option Shares”) at the per share exercise price set forth in the Grant Letter, subject to the terms and conditions of the Plan and further subject to the terms and conditions hereinafter set forth (the “Option”). The Option is not intended to be an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

2.                                      Terms and Conditions. It is understood and agreed that the Award evidenced hereby is subject to the following terms and conditions:

(a)                                 Vesting.  The Option shall vest and become exercisable in accordance the vesting schedule set forth in the Grant Letter; provided that the Option to the extent in effect but not previously vested shall fully vest upon a Termination of Service without Cause or for Good Reason within twelve (12) months following a Change in Control. For purposes of this Agreement, “Good Reason” means “Good Reason” as defined in the Participant’s employment or similar agreement with the Company, if any, or if not so defined, the occurrence of any of the following events, in each case without the Participant’s consent: (i) a material reduction in the Participant’s base compensation or bonus opportunity, other than any such reduction that applies generally to similarly situated employees or executives of the Company, (ii) relocation of the geographic location of the Participant’s principal place of employment or service by more than 50 miles from the Participant’s current principal place of employment or service or (iii) a material reduction in the Participant’s title, duties, responsibilities or authority.

(b)                                 Term of Option.  The term of the Option shall expire at 11:59 p.m. Central Time on the tenth (10th) anniversary of the Grant Date, unless terminated earlier in accordance herewith.  In no event may any portion of the Option be exercised after it has expired.

(c)                                  Manner of Exercise.  Participant may, subject to the limitations in this Agreement and the Plan, exercise all or any portion of the Option that has vested.  In order to exercise the Option, Participant shall deliver to the Company a written notice specifying the number of Option Shares to be purchased, accompanied by payment in full of the entire Option Price with respect to such Option Shares and an amount equal to the aggregate minimum federal, state and local income and employment taxes which the Company is obligated to withhold and deposit on behalf of Participant with respect to such exercise (“Withholding Obligation”).  The Committee may, in its discretion, permit Participant to pay all or part of the Option Price or Withholding Obligation of Participant by delivering to the Company for cancellation, Option Shares or an unexercised, but then exercisable, portion of the Option to purchase Option Shares, provided that only whole Option Shares (or a portion of the Option representing only whole Option Shares) may be so used for payment of the Withholding Obligation and any portion of the Withholding Obligation which can not be satisfied with whole Option Shares (or a portion of the Option representing only whole Option Shares) must be paid in cash.  No portion of the Option may be exercised after it has expired pursuant to Section 2(b) above or the termination of Participant’s rights with respect to the Option pursuant to Section 3 below.

(d)                                 Adjustment in Capitalization.  In the event of any stock dividend or extraordinary cash dividend or other distribution (in whatever form), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event which affects the Shares, the Committee shall adjust the terms of this Agreement and the Option, to the extent necessary, in its sole discretion, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or this Agreement.  In no event shall the Committee adjust the terms of this Agreement or the Option in a manner which would cause the Option to be subject to the provisions of Section 409A of the Internal Revenue Code of 1986, as amended.

3.                                      Exercise in Event of Death or Termination of Employment.

(a)                                 Death or Disability.  If Participant dies while employed by the Company or a Subsidiary, the Option held by Participant at the time of death may be exercised by Participant’s estate or the person to whom such Option is transferred by will or the applicable law of descent and distribution, with respect to all or any part of the Option which was exercisable by Participant immediately prior to his or her death, at any time which is both before the time such Option would otherwise expire and the six-month anniversary of the date of death.  If Participant’s employment is terminated by the Company or a Subsidiary as a consequence of his or her Disability, any Option held by Participant at the time of such termination may be exercised by Participant at any time which is both before the time such Option would otherwise expire and prior to the six-month anniversary of the date his or her employment terminated or within such extended exercise period as the Committee may determine at the time of such termination; provided that, such extended period shall not extend beyond the earlier of (i) the first anniversary of the Termination of Service or (ii) the time the option would otherwise expire, but only with respect to the portion of the Option which was exercisable on the date of Participant’s Termination of Service. To the extent such Option was not exercisable on the date of Participant’s Termination of Service, such portion of the Option shall terminate.

(b)                                 For Cause. If Participant’s employment is terminated by the Company for Cause, any Options held by Participant shall be immediately cancelled and may not thereafter be exercised, even if exercisable on the date of such Termination of Service.

(c)                                  Exercise Following Termination of Employment.  If Participant’s employment terminates for any reason other than death or Disability or for Cause, the Option held by Participant at the time of such Termination of Service may be exercised at any time which is both before the time such Option would otherwise expire and within ninety (90) days of the date of such Termination of Service or within such extended exercise period as the Committee may determine at the time of such Termination of Service; provided that, such extended period shall not extend beyond the earlier of (i) the first anniversary of the Termination of Service or (ii) the time the option would otherwise expire, but only with respect to the portion of the Option which was exercisable on the date of Participant’s Termination of Service.  To the extent such Option was not exercisable on the date of Participant’s Termination of Service, such portion of the Option shall terminate.

4.                                      Limitations on Transferability of Options.

(a)                                 General Limitation.  The Option shall not be transferable by Participant (or any successor or assign) other than by will or, if Participant dies intestate, by the laws of descent and distribution of the state of his or her domicile at the time of his or her death, and (except as otherwise provided in Section 3) the Option shall be exercisable only by Participant during Participant’s lifetime and only while Participant is employed by the Company or a Subsidiary.

(b)                                 Beneficiaries.  The person or persons whose name appears on any designation form provided by the Company, or any successor designated by Participant in accordance herewith (“Beneficiary”) shall be entitled to exercise the Option, to the extent it is exercisable after the death of Participant, for the period provided in Section 3(a).  Participant may from time to time revoke or change his or her beneficiary designation without the consent of any prior designee by filing a new designation with the Committee which administers the Plan.  The last designation received by the Committee shall be controlling, provided that no designation received by the Committee after the date of Participant’s death shall be effective.  If no valid designation is in effect at the time of Participant’s death, the Beneficiary shall be deemed to be Participant’s estate.  Upon the death of the Beneficiary, following the death of Participant, the Option shall immediately expire and terminate.

5.                                      Investment Representation of Participant.  Participant hereby represents and warrants that (a) any Option Shares purchased pursuant to the exercise of the Option will be purchased for investment for his or her own account and not with a view to, or for sale or other disposition in connection with, any distribution thereof, (b) he has been provided with a copy of the Plan and any Option Shares he purchases will be purchased with full knowledge of and subject to the restrictions on transfer and other restrictions contained in this Agreement and the Plan, (c) he understands that the Option Shares may only be sold or otherwise transferred pursuant to an effective registration statement under applicable federal and state securities laws or pursuant to an exemption from registration under such laws.

6.                                      Restrictions on Shares Purchased upon Exercise of Option.

(a)                                 Participant shall not, during his or her lifetime, sell, assign, mortgage, hypothecate, transfer, pledge, create a security interest in or lien on, encumber, gift, place in trust

(either voting or other), or otherwise dispose of the Option or any Option Shares acquired pursuant to exercise of the Option, or any portion thereof or interest therein, other than in accordance with and as expressly permitted by this Agreement and the Investors Rights Agreement.  No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust, or other disposition of, or creation of a security interest in or lien on, any of the shares by any holder thereof in violation of this Agreement will be valid and the Company will not transfer any of the shares on its books nor will any such shares be entitled to vote, nor will any dividends be paid thereon, unless and until there has been compliance with the terms of this Agreement.

(b)                                 Participant shall only sell, assign, gift, transfer or otherwise dispose of the Option Shares acquired pursuant to exercise of this Option, or any portion thereof, if prior to such transfer the Company receives a favorable opinion of legal counsel, reasonably acceptable to the Company, to the effect that the transfer is being made pursuant to a valid exemption from registration under the Securities Act of 1933, as amended, and all applicable state securities laws or pursuant to an effective registration statement.

(c)                                  To the extent that Option Shares are issued to Participant which are not registered under the Securities Act of 1933 pursuant to an effective registration statement, the stock certificates evidencing such Option Shares may bear such restrictive legend as the Company deems to be required or advisable under applicable law.

(d)                                 The right of Participant to exercise this Option and receive Option Shares is expressly conditioned on and subject to Participant becoming a party to and becoming legally bound by the Investor Rights Agreement.

(e)                                  Upon Participant’s Termination of Service, all Option Shares issued to Participant shall be subject to redemption by the Company in accordance with the terms of the Plan and any rules and procedures adopted from time to time by the Committee governing such redemption transactions.

7.                                      Incorporation of Terms of Plan.  The terms of the Plan and any policy statements adopted by the Committee relating to the administration of the Plan, are incorporated herein by reference and Participant’s rights hereunder are subject to such terms.  To the extent the terms of the Plan are inconsistent with the terms of this Agreement, the terms of the Plan shall control.  Participant hereby agrees to comply with all requirements of the Plan.

8.                                      Miscellaneous Provisions.

(a)                                 Notices.  Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

If to the Company:

BATS Global Markets, Inc.

8050 Marshall Drive, Suite 120

Lenexa, KS 66214

Attention: General Counsel
Facsimile: (913) 815-7119

If to the Participant:

At the Participant’s most recent address shown on the Company’s corporate records, or at any other address which the Participant may specify in a notice delivered to the Company in the manner set forth herein.

(b)                                 Not Salary, Pensionable Earnings or Base Pay.  Participant acknowledges that the Award shall not be included in or deemed to be a part of (a) salary, normal salary or other ordinary compensation, (b) any definition of pensionable or other earnings (however defined) for the purpose of calculating any benefits payable to or on behalf of the Participant under any pension, retirement, termination or dismissal indemnity, severance benefit, retirement indemnity or other benefit arrangement of the Company or any Affiliate or (c) any calculation of base pay or regular pay for any purpose.

(c)                                  Forfeiture Upon Breach of Certain Other Agreements.  Participant’s breach of any non-compete, non-disclosure, non-solicitation, assignment of inventions, or other intellectual property agreement that the Participant may be a party to with the Company or any Affiliate, in addition to whatever other equitable relief or monetary damages that the Company or any Affiliate may be entitled to, shall result in automatic rescission, forfeiture, cancellation, or return, as applicable, of any Options (whether or not vested) and Option Shares resulting from the exercise of Options held by Participant.

(d)                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any principles of conflict of laws thereof.

(e)                                  Amendment; Waiver.  No amendment or modification of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, except that the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.  Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(f)                                   Gender.  Except where otherwise indicated by context, any masculine term used herein shall also include the feminine.

(g)                                  Entire Agreement.  This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and thereof, merging any and all prior agreements and supersedes all prior negotiations, representations, offer letters, employment agreements, other agreements or any other written or oral communications concerning the grant of options.

(h)                                 Severability.  In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Agreement and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

(i)                                     No Liability.  It is the intent of the Company and Participant that the Option shall not be subject to the provisions of Section 409A of the Code or shall comply with the requirements of Section 409A to the extent applicable.  The foregoing notwithstanding, Participant hereby acknowledges and agrees that the Company shall in no event have any liability to Participant or any obligation to make any payment to Participant with respect to any tax, addition to tax, interest or penalty that may be imposed on Participant under Section 409A of the Code.

(j)                                    Counterparts.  This Agreement may be executed in two counterparts, each of which shall constitute one and the same instrument.